U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                      CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): August 19, 2002


                                  SYCONET.COM, INC.
              (Exact name of registrant as specified in its charter)


                                       Nevada
             (State or jurisdiction of incorporation or organization)


                                       0-29113
                             (Commission File Number)


                                      54-1838089
                     (I.R.S. Employer Identification Number)


       5020 Campus Drive, Newport Beach, California               92660
         (Address of principal executive offices)               (Zip Code)


          (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on August 19, 2002, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Smith & Company, was dismissed. This dismissal was approved by the Board of Directors. This firm audited the Registrant's financial statements for the fiscal year ended December 31, 2001. This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, the accountant's report on the financial statements for that period neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's most recent fiscal year and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's most recent fiscal year and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on August 19, 2002, the firm of George Brenner, C.P.A was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant nor someone on its behalf consulted the newly engaged accountant regarding any matter.

     (c) The Registrant has requested Smith & Company to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in this amended Form 8-K in response to Item 304(a)(1) of Regulation S-B.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      Syconet.com, Inc.



Dated: August 21, 2002                                By: /s/Gary Borglund
                                                      Gary Borglund, President